WARRANT TO PURCHASE

                                  COMMON STOCK

                                       OF

                            VIDKID DISTRIBUTION, INC.

         THIS IS TO CERTIFY THAT JAMES PURPURO , (the "Holder") is entitled subject to the terms and conditions HEREINAFTER SET FORTH, TO PURCHASE, 75,000 shares of Common Stock, par value $.005 per share (the "Common Shares"), of VidKid Distribution, Inc. a Florida corporation (the "Company"), from the Company at the price per share and on the terms set forth herein and to receive a certificate for the Common Shares so purchased on presentation and surrender to the Company with the subscription form attached, duly executed and accompanied by payment of the purchase price of each share purchased either in cash or by certified or bank cashier's check or other check payable to the order of the Company.

         The purchase rights represented by this Warrant become vested on the dates shown below at a price per Common Share OF $0.25.

                         OCTOBER 1, 1999 = 25,000 SHARES

                         OCTOBER 1. 2000 = 25,000 "

                         OCTOBER 1, 2001 = 25,000 "

         The purchase rights represented by this Warrant are exercisable commencing the date hereof through and including DECEMBER 31, 2005.

         The purchase rights represented by this Warrant are exercisable at the option of the registered owner hereof in whole at any time, or in part from time to time, within the period specified; provided, however, that such purchase rights shall not be exercisable with respect to a fraction of a Common Share. In case of the purchase of less than all the Common Shares purchasable under this Warrant, the Company shall cancel this Warrant on surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares purchasable hereunder.

         The Company agrees at all times to utilize its best efforts to reserve or hold available a sufficient number of Common Shares to cover the number of shares issuable on exercise of this and all other Warrants of like tenor then outstanding.

         This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company, or to any other rights whatever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the Common Shares purchasable hereunder until or unless, and except to the extent that, this Warrant shall be exercised.

         In the event that the outstanding Common Shares hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

                  A. The aggregate number, price and kind of Common Shares subject to this Warrant shall be adjusted appropriately;

                  B. Rights under this Warrant, both as to the number of subject Common Shares and the Warrant exercise price, shall be adjusted appropriately; and

                  C. In the event of dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, this Warrant shall terminate, but the registered owner of this Warrant shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise this Warrant in whole or in part to the extent that it shall not have been exercised.

         The foregoing adjustments and the manner of application of the foregoing provisions may provide for the elimination of fractional share interests.

The Warrant and all rights hereunder are transferable subject to the terms and conditions set forth herein.

         The Company shall not be required to issue or deliver any certificate for Common Shares purchased on exercise of this Warrant or any portion thereof prior to fulfillment of all the following conditions:

                  (a) The completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other government regulatory body which is necessary;

                  (b) The obtaining of any approval or other clearance from any federal or state government agency which is necessary;

                  (c) The obtaining from the registered owner of the Warrant a representation in writing that the owner is acquiring such Common Shares for the owner's own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, if the Warrants and the related shares have not been registered under the Act; and

                  (d) The placing on the certificate of an appropriate legend and the issuance of stop transfer instructions in connection therewith if this Warrant and the related shares have not been registered under the Act to the following effect:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PERTAINING TO SUCH SECURITIES AND PURSUANT TO A REPRESENTATION BY THE SECURITY HOLDER NAMED HEREON THAT SAID SECURITIES HAVE BEEN ACQUIRED FOR PURPOSES OF INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION. FURTHERMORE, NO OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS TO TAKE PLACE WITHOUT THE PRIOR WRITTEN APPROVAL OF COUNSEL OR THE ISSUER BEING AFFIXED TO THIS CERTIFICATE. THE TRANSFER AGENT HAS BEEN ORDERED TO EXECUTE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS."

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signature of its duly authorized officer.

VidKid Distribution, Inc.


By:
                Steven Adelstein, President

DATED:            OCTOBER 1, 1999

                                SUBSCRIPTION FORM

                                    (To be executed by the registered  holder to
                           exercise  the  rights  to  purchase   Common   Shares
                           evidenced by the within Warrant.)

                                            VidKid Distribution, Inc.
                                            4950 West Prospect Road
                                            Fort Lauderdale, FL 33309

         THE  UNDERSIGNED  HEREBY  IRREVOCABLY   SUBSCRIBES  FOR  Common  Shares
pursuant to and in accordance with the terms and conditions of this Warrant, and herewith makes payment of $

 therefor, and requests that a certificate for such Common Shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below, and if such number of shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining Common Shares purchasable hereunder shall be delivered to the undersigned at the address stated below.

Dated:

Signed:

Print Name:

Address:








                              WARRANT EXERCISE FORM

         The undersigned irrevocably elects to exercise the within Warrant to the extent of purchasing shares of Common Stock of VidKid Distribution, Incorporated, a Florida corporation, and hereby makes payment of $ in payment therefore.

Signature:



Signature, if jointly held:


Date:


                       INSTRUCTIONS FOR ISSUANCE OF STOCK
                       ----------------------------------
         (if other than to the registered holder of the within Warrant)


Name:

 Address:

Social Security or Taxpayer Identification Number:

TELEPHONE #:                                                            Fax #:
             -----------------------------------------------------------





                                 ASSIGNMENT FORM

                   (a) The aggregate number, price and kind of Common Shares subject to this Warrant shall be adjusted appropriately;

                   (b) Rights under this Warrant, both as to the number of subject Common Shares and the Warrant exercise price, shall be adjusted appropriately; and

                   (c) In the event of dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, this Warrant shall terminate, but the registered owner of this Warrant shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise this Warrant in whole or in part to the extent that it shall not have been exercised.

         The foregoing adjustments and the manner of application of the foregoing provisions may provide for the elimination of fractional share interests.

The Warrant and all rights hereunder are transferable subject to the terms and conditions

         The Company shall not be required to issue or deliver any certificate for Common Shares purchased on exercise of this Warrant or any portion thereof prior to fulfillment of all the following conditions:

                   (a) The completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other government regulatory body which is necessary;

                   (b) The obtaining of any approval or other clearance from any federal or state government agency which is necessary;

                   (c) The obtaining from the registered owner of the Warrant a representation in writing that the owner is acquiring such Common Shares for the owner's own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, if the Warrants and the related shares have not been registered under the Act; and

                   (d) The placing on the certificate of an appropriate legend and the issuance of stop transfer instructions in connection therewith if this Warrant and the related shares have not been registered under the Act to the following effect: